UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014 (March 30, 2014)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

See Item 8.01 below, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 8.01 below, which is incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

See Item 8.01 below, which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

Company Presentation

American Realty Capital Healthcare Trust, Inc. (the “Company”) prepared an investor presentation with respect to the Listing and Tender Offer (each as defined below). Directors, officers and other representatives of the Company intend to present some of or all of such investor presentation at various conferences and meetings in the coming weeks. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01. Other Events

Listing on NASDAQ

The Company intends to file an application to list its common stock on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “HCT”. The Company anticipates that its common stock will be listed on NASDAQ on April 7, 2014 (the “Listing”).

In connection with the Listing, the Company, as the general partner of American Realty Capital Healthcare Operating Partnership, L.P. (the “Operating Partnership”), the Company’s operating partnership, will be required, subject to the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended pursuant to the First Amendment dated December 28, 2012, the “OP Agreement”), to cause the Operating Partnership to redeem the special limited partner’s interest in the Operating Partnership by issuing a note equal to 15% of the amount, if any, by which (a) the average market value of the Company’s outstanding common stock for the period 180 days to 210 days after Listing, plus distributions paid by the Company prior to Listing, exceeds (b) the sum of the total amount of capital raised from stockholders during the Company’s prior offering and the amount of cash flow necessary to generate a 6% annual cumulative, non-compounded return to such stockholders. The note will give the special limited partner the right to receive distributions of net sales proceeds until the note is paid in full; provided that, the special limited partner has the right, but not the obligation to convert all, or a portion of the special limited partner interest into units of limited partnership interest in the Operating Partnership (“OP Units”). OP Units are convertible into shares of the Company’s common stock in accordance with the terms governing conversion of OP Units into shares of common stock and contained in the OP Agreement.

Completion of the Listing is subject to final approval by NASDAQ. There can be no assurance that the Company’s shares of common stock will be listed on NASDAQ.

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Tender Offer

On March 31, 2014, the Company also announced that it intends to commence an offer to purchase up to $150.0 million of shares of its common stock from its stockholders at a price of $11.00 per share (the “Tender Offer”), net to the tendering stockholders in cash, less any applicable withholding taxes and without interest. The Company believes the Tender Offer will augment the options available to stockholders in connection with the Listing by allowing them to tender all or a portion of their shares in the Tender Offer. If the Tender Offer is oversubscribed, proration of the tendered shares will be determined promptly after the Tender Offer expires. The Company intends to fund the Tender Offer with cash on hand and funds available under its credit facility with Keybank National Association. The Company expects to commence the Tender Offer on April 7, 2014 in connection with the Listing and the Tender Offer will expire on May 5, 2014 (unless the Company extends the offer). The Tender Offer will be subject to certain conditions.

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials the Company intends to distribute to its stockholders and filed with the Securities and Exchange Commission (the “SEC”). The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to stockholders promptly following commencement of the offer. Stockholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by the Company by visiting EDGAR on the SEC website at www.sec.gov. Stockholders also may obtain a copy of these documents, free of charge, from the Company when the materials become available.

Continued Monthly Distributions

The Company intends to continue payment of monthly distributions at an annualized rate of $0.68 per share. Historically, the Company has calculated its monthly distribution based upon daily record and distribution declaration dates so that its stockholders would be entitled to be paid distributions beginning with the month in which their shares were purchased. The Company anticipates that it will pay the March 2014 distribution by April 5, 2014 to stockholders of record at the close of business each day during the prior month.

Following the Listing, the Company will begin paying distributions on the 15th day of each month to stockholders of record as of close of business on the 8th day of such month, commencing with a distribution payable on April 15, 2014 to stockholders of record on April 8, 2014.

Amendment to Advisory Agreement

On March 30, 2014, the Board approved certain amendments (the “Amendments”) to the Second Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, the Operating Partnership and American Realty Capital Healthcare Advisors, LLC (“Advisor”), which, among other things, provide that:

(i)	effective upon the Listing, the Asset Management Fee (as defined in the Advisory Agreement) shall be reduced from 0.75% per annum of the Cost of Assets (as defined in the Advisory Agreement) to (i) 0.50 % per annum of the Cost of Assets up to $3.0 billion and (ii) 0.40% of the Cost of Assets above $3.0 billion;
(ii)	effective upon the Listing, the Asset Management Fee shall be payable in the form of cash, OP Units, and shares of restricted common stock of the Company, or a combination thereof, at the Advisor’s election; and
(iii)	the Acquisition Fee and Financing Coordination Fee (both as defined in the Advisory Agreement) will terminate 180 days after Listing (the “Fee Termination Date”), except for Acquisition Fees with respect to properties under contract, letter of intent or under negotiation as of the Fee Termination Date.

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The description of the Amendments in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the amendment to the Advisory Agreement that the Company expects to enter into upon Listing (the “Advisory Agreement Amendment”). A copy of the Advisory Agreement Amendment will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Notice of Amendment and Suspension of Distribution Reinvestment Program

In connection with the Listing and the Tender Offer, the Company hereby provides notice to its stockholders that, pursuant to the terms of the Company’s Distribution Reinvestment Plan (the “DRIP”), the Board approved an amendment to the DRIP (the “DRIP Amendment”) that enables the Company to suspend the DRIP. Subsequently, pursuant to the DRIP as amended by the DRIP Amendment, the Board approved the suspension of the DRIP, effective immediately. The final issuance of shares of common stock pursuant to the DRIP will occur in connection with the Company’s March 2014 distribution payable by April 5, 2014.

Notice of Termination of Share Repurchase Program

Also in connection with the Listing and the Tender Offer, pursuant to the requirements of applicable tender offer rules, on March 30, 2014, the Board approved the termination of the Company’s Share Repurchase Program (“SRP”). The Company has processed all of the requests received under the SRP to date for the first quarter of 2014 and will not process further requests.

Amendment to Employee and Director Incentive Restricted Share Plan

On March 30, 2014, the Board adopted an amendment (the “Incentive Plan Amendment”) to the Company’s Employee and Director Incentive Restricted Share Plan (the “Incentive Plan”) to increase the number of shares of Company capital stock, par value $0.01 per share (the “Capital Stock”), available for awards thereunder from 5% of the Company’s outstanding shares of Capital Stock on a fully diluted basis at any time, not exceed 7,500,000 shares of Capital Stock, to 10% of the Company’s outstanding shares of Capital Stock on a fully diluted basis at any time.

The description of the Incentive Plan Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Incentive Plan Amendment, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Multi-Year Outperformance Plan Agreement

The Board has approved the general terms of a Multi-Year Outperformance Agreement (the “OPP”) to be entered into with the Operating Partnership, and the Advisor, on April 7, 2014 in connection with the Listing.

Under the OPP, Advisor will be issued LTIP units in the Operating Partnership with a maximum value on the issuance date equal to 5% of the Company’s market capitalization (the “OPP Cap”) on April 7, 2014 (the “Effective Date”). The LTIP units will be structured as profits interest in the Operating Partnership. Advisor will be eligible to earn a number of LTIP units with a value equal to a portion of the OPP Cap upon the first, second and third anniversaries of the Effective Date based on the Company’s achieving certain levels of total return to its stockholders (“Total Return”), including both share price appreciation and common stock distributions, as measured against a peer group of companies, as set forth below, for the three-year performance period commencing on the Effective Date (the “Three-Year Period”); each 12-month period during the Three-Year Period (the “One-Year Periods”); and the initial 24-month period of the Three-Year Period (the “Two-Year Period”), as follows:

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	Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%
Relative Component: 4% of any excess Total Return attained above the Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:
 100% will be earned if cumulative Total Return achieved is at least:	18%	6%	12%
 50% will be earned if cumulative Total Return achieved is:	0%	0%	0%
 0% will be earned if cumulative Total Return achieved is less than:	0%	0%	0%
 a percentage from 50% to 100% calculated by linear interpolation will be earned if the cumulative Total Return achieved is between:	0% - 18%	0% - 6%	0%- 12%

*The “Peer Group” is comprised of the companies in the SNL US REIT Office Index.

The potential outperformance award is calculated at the end of each One-Year Period, the Two-Year Period and the Three-Year Period. The award granted for the Three-Year Period is based on the formula in the table above less any awards granted for the Two-Year Period and One-Year Periods, but not less than zero; the award granted for the Two-Year Period is based on the formula in the table above less any award granted for the first and second One-Year Period, but not less than zero. Any LTIP Units that are unearned at the end of the Performance Period will be forfeited.

Subject to Advisor’s continued service through each vesting date, 1/3 of any earned LTIP units will vest on each of the third, fourth and fifth anniversaries of the Effective Date. Any earned and vested LTIP Units may be converted into OP Units of the Operating Partnership in accordance with the terms and conditions of the partnership agreement of the Operating Partnership.

The OPP provides for early calculation of LTIP Units earned and for the accelerated vesting of any earned LTIP Units in the event Advisor is terminated or in the event the Company incurs a change in control, in either case prior to the end of the Three-Year Period. The OPP also provides for accelerated vesting of earned LTIP Units in the event Advisor is terminated or in the event of a change in control of the Company on or following the end of the Three-Year Period.

The description of the OPP in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the OPP, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Code of Ethics

On March 30, 2014, in anticipation of the Listing, the Board adopted an Amended and Restated Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company’s directors, officers and employees. The Code covers topics such as business ethics, compliance standards and procedures, confidential information, conflicts of interest, corporate opportunities, protection and proper use of the Company’s assets, fair dealing, compliance with laws and insider trading, public disclosure, payments to government personnel and waivers of the Code, among others.

The description of the Code in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Code, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q. The Code is also posted on the Company’s website at www.thehealthcarereit.com under the “Corporate Governance” subsection of the “Investor Relations” tab.

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Press Release

On March 31, 2014, the Company issued a press release announcing the Listing, the Tender Offer and the continuation of the Company’s monthly distributions. A copy of such press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

 Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Investor Presentation dated April 2014
99.2	Press Release dated March 31, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: April 1, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer

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